UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2009

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On March 23, 2009, Sunrise Senior Living, Inc. (“Sunrise” or the “Company”) entered into an Eleventh Amendment (the “Amendment”), effective as of March 20, 2009 (the “Effective Date”), to its Credit Agreement (as previously amended, the “Credit Agreement”), dated as of December 2, 2005, by and among Sunrise, certain subsidiaries of the Company that are parties thereto, the lenders that are parties thereto from time to time and Bank of America, N.A., as administrative agent (the “Administrative Agent”) and in its capacity as Swingline Lender and letter of credit issuer (the “L/C Issuer”).

     The purpose of the Amendment is to provide the parties with an additional period of time to negotiate the terms of a twelfth amendment to the Credit Agreement that would comprehensively address any remaining issues between the parties with respect to the Credit Agreement through the Credit Agreement’s current stated maturity date of December 2, 2009, with the desired objective of obtaining the execution of such twelfth amendment prior to the close of business on April 30, 2009.

     The Amendment, among other matters, suspends until May 1, 2009 the obligation of the lenders and the L/C Issuer under the Credit Agreement to (1) advance any additional proceeds of the loans to the borrowers under the Credit Agreement or (2) issue any new letters of credit for the accounts of any of the obligors (which include the borrowers and the guarantors under the Credit Agreement) or their subsidiaries. However, the lenders and the L/C Issuer agree to renew certain scheduled outstanding letters of credit in accordance with the annual renewal provisions of such letters of credit. The obligations of the lenders and the L/C Issuer to make any advances of proceeds of the loans or to issue any new letters of credit on or after May 1, 2009 shall be conditioned upon the satisfaction of (x) certain additional conditions precedent included in the Amendment and (y) satisfaction of all other conditions required by the terms of the Credit Agreement. The Amendment also waived compliance with certain financial covenants set forth in Section 7.14 of the Credit Agreement through April 29, 2009 and the applicability of certain cross-default provisions through April 30, 2009.

     The Amendment also permanently reduces the aggregate commitments of the lenders under the Credit Agreement from $160 million to the total amount outstanding under the Credit Agreement as of the Effective Date. The aggregate commitments shall be further reduced from time to time by any amounts paid to the Administrative Agent for the accounts of the lenders from cash proceeds of certain approved dispositions and cash proceeds of certain federal tax refunds which the obligors may be entitled to receive.

     The Amendment also further modifies and extends the application of certain negative covenants through May 1, 2009 that limit the Company’s ability to (i) pledge certain assets of the Company or its subsidiaries or grant consensual liens on such assets; (ii) incur additional indebtedness for borrowed money; and (iii) dispose of real estate, improvements or material assets of the Company or its subsidiaries.

     The Company previously disclosed in its Form 10-K for the year ended December 31, 2008 that it believed its expected cash balances and expected cash flow would be sufficient to enable the Company to meet its obligations only through March 31, 2009. Based on revised cash flow forecasts as well as a result of the cash proceeds from the March 18, 2009 sale of the Company’s Greystone subsidiary, the Company currently expects that its cash balances and expected cash flow will be sufficient to operate the Company and meet its obligations through April 30, 2009. However, the Company does not expect to be in compliance with the financial covenants in the Credit Agreement on April 30, 2009, which is the day following the date on which the waiver of certain financial covenants set forth in the Credit Agreement expires. Unless a subsequent waiver is granted, failure to comply with the financial covenants on April 30, 2009 would constitute an event of default under the Credit Agreement that would allow the lenders under the Credit Agreement to exercise certain remedies after the expiration of any applicable grace period. Additionally, the lenders under the Credit Agreement would not be obligated to make any advance of proceeds of the loans or issue any letters of credit during the pendency of the event of default. As of March 23, 2009, the Company had outstanding borrowings of $93.5 million and outstanding letters of credit of approximately $24.5 million.

     From time to time, the Company has had customary commercial banking relationships with certain of the lenders under the Credit Agreement, including other commercial lending and banking arrangements. In addition, the Company has engaged and may in the future engage, from time to time, one or more of the lenders or their affiliates to provide investment banking and other advisory and financial services to the Company.

     The Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 8, 2005. A copy of the Amendment to the Credit Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

     On March 23, 2009, the Company issued a press release announcing the execution of the Amendment. A copy of the press release is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     As previously reported in the Company’s Current Report on Form 8-K dated December 15, 2008, the Company and John Gaul, the Company’s General Counsel, entered into a Separation Agreement and General Release, dated December 9, 2008 (the “Separation Agreement”), pursuant to which, under certain circumstances, Mr. Gaul would be entitled to certain benefits upon his departure, which was expected to be effective on February 27, 2009. Upon mutual understanding between the Company and Mr. Gaul, Mr. Gaul is still currently employed by the Company and therefore has not yet received any benefits pursuant to the Separation Agreement.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Eleventh Amendment to the Credit Agreement, dated March 23, 2009, by and among Sunrise
10.1	Senior Living, Inc., certain subsidiaries of Sunrise Senior Living, Inc. party thereto, the lenders from time to time party thereto and Bank of America, N.A.

99.1	Press Release issued by Sunrise Senior Living, Inc. on March 23, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: March 23, 2009	By: /s/ Mark Ordan
Mark Ordan
Chief Executive Officer

Exhibit Index

Eleventh Amendment to the Credit Agreement, dated March 23, 2009, by and among Sunrise
10.1	Senior Living, Inc., certain subsidiaries of Sunrise Senior Living, Inc. party thereto, the lenders from time to time party thereto and Bank of America, N.A.

99.1	Press Release issued by Sunrise Senior Living, Inc. on March 23, 2009.